Exhibit 99.1

Doma Reports Fourth Quarter and Full Year 2023 Financial Results

Successfully launched Upfront Title product via a pilot program with a major mortgage software platform leader

Continues making progress towards reaching adjusted EBITDA profitability

Core Underwriting platform continues to demonstrate strong performance, benefitting from increased operational efficiency and significant tech upgrades

SAN FRANCISCO--(Business Wire)--March 12, 2024-- Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”), a leading force for disruptive change in the real estate industry, today reported financial results and key operating data for the three months and twelve months ended December 31, 2023.

Fourth Quarter 2023 Business Highlights (1)(2):

●	Total revenues of $85 million, up 11% versus Q3 2023

●	Retained premiums and fees of $17 million, up 7% versus Q3 2023

●	Gross profit of $5 million, up 56% versus Q3 2023

●	Adjusted gross profit of $8 million, up 29% versus Q3 2023

●	Net loss of $18 million, compared to a net loss of $22 million in Q3 2023

●	Adjusted EBITDA loss of $3 million, compared to a loss of $5 million in Q3 2023

“2023 was a transformational year for Doma. As we continued to navigate challenging market conditions, we successfully executed significant cost reduction actions, divested our non-core local agency operations, and streamlined our business to focus on our core strengths and to support our invaluable customers,” said Max Simkoff, CEO of Doma. “We narrowed our strategy to better address the ever-growing market demand for more affordable and tech-driven title insurance offerings, including the launch of an innovative, new product, called Upfront Title.”

Mr. Simkoff added, “We are pleased to have successfully launched our Upfront Title pilot program in the first quarter of this year with one of the largest mortgage technology platforms in the country and a major national lender customer. Housing affordability remains a critical issue for the vast majority of Americans, and we believe that by licensing our patented instant underwriting technology upstream, directly to the largest mortgage market participants in the country, while continuing to serve independent agents through our underwriting channel, that we will be able to ultimately lower costs for homeowners. We are already seeing encouraging results, helping to validate that the future could bring a transformational new configuration which can deliver both meaningful savings and benefits to consumers and lenders alike. We believe that based on these early results, that we are on track and if we are successful, upon demonstrated pilot program success in the first half of this year, we would be in a position to expand our partnership in the second half of the year both on a geographic basis, and also by offering a more enhanced Upfront Title product configuration to additional lenders and mortgage technology platforms. We do not expect revenue from this pilot program to be material in the first half of the year; however, we are very encouraged by the early results.”

“The public and political support for more affordable housing outcomes being driven specifically through more innovative title insurance solutions has grown significantly, and we believe we are well positioned to address one specific opportunity that emerged coming out of last week’s State of the Union Address. President Joe Biden announced his plan to lower housing costs for the millions of Americans who are struggling to afford the American dream of homeownership, and he specifically mentioned a focus on reducing title insurance costs. In a separate announcement immediately ahead of the President’s address, The Federal Housing Finance Agency (FHFA) announced that they have approved a pilot to waive the requirement for lender’s title insurance on certain refinances. FHFA’s Director Sandra Thompson further clarified that this “title acceptance” pilot will waive the requirement for lender’s title insurance or a legal opinion on certain low-risk refinance transactions where there is confidence that the property is free and clear of any prior lien or encumbrance. The pilot only impacts the requirement for a lender’s title policy or AOL and does not impact a borrower’s title risk, since it only applies to certain refinance loans where the borrower has title to the property already. We believe that Doma is one of the only companies in our space who has the proven technology and underwriting capabilities to participate in the pilot program announced by FHFA. We’re excited by the actions taken by the administration, and we share a desire and a sense of urgency to reduce closing costs for borrowers by a wide margin compared to traditional non-technology-based solutions. We think that based on what we’ve heard about the announcements made last week, that it’s likely over time that the majority of the refinance universe should qualify for our more innovative approach to quantifying and helping the GSEs assess and underwrite title risk, and we look forward to further exploring this opportunity. This is a great example of the kinds of innovation that could make a lasting impact on helping to alleviate housing affordability challenges in this country in a safe and appropriate manner,” said Mr. Simkoff.

Mr. Simkoff added, “Lastly, our core underwriting platform continues to demonstrate strong performance despite continued difficult market conditions. We continued to launch significant tech initiatives in the Underwriting division, which have been instrumental to our success, and which we believe will benefit our independent agent-focused title production team by saving them time and expense while also enabling them to improve their efficiency through a partnership with Doma.”

“While our results fell just shy of our ambitious goal of reaching adjusted EBITDA profitability in Q4, primarily due to the continued degradation of the interest rate environment, we are encouraged by the significant improvement we made in our cost structure which allowed us to get within our striking distance of our goal. Our adjusted EBITDA loss for continuing operations was $3 million in Q4, an improvement from our adjusted EBITDA loss for continuing operations of $5 million in Q3 of 2023 and $11 million in Q4 of 2022,” said Mike Smith, Chief Financial Officer of Doma. “Looking ahead, our focus going forward is currently on growing our revenue and expanding our margins through realization of operational improvements.”

(1)

Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(2)

Doma has exited the Company’s local retail operations nationwide. Local and associated operations are classified as “discontinued operations” and segregated in the Company’s financial results beginning in the third quarter ended September 30, 2023. The financial results and key operating data highlighted today reflect the continuing operations of Doma, excluding the discontinued Local and associated operations.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as total revenue less premiums retained by agents. Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of net loss from discontinued operations, stock-based compensation, severance and interim salary costs, long-lived asset impairment, accelerated contract expense, change in fair value of Local sales deferred earnout, and the change in fair value of warrant and sponsor covered shares liabilities. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

Conference Call Information

Doma will host a conference call at 5:00 PM Eastern Time today on Tuesday, March 12, to present its fourth quarter and full year 2023 financial results.

Dial-in Details: To access the call by phone, please go to this link (https://edge.media-server.com/mmc/p/2fe678xq/) and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Doma Holdings, Inc.

Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.

Forward-Looking Statements Legend

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding our ability to offer our technology through, and enter into commercial relationships with, mortgage technology platforms (including any specific partner mentioned), primary and/or secondary mortgage market participants and/or their customers, estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition, the ability to expand our product offerings geographically and/or add additional partners, and the impact of FHFA’s recently announced “title acceptance” pilot and/or our level of participation, if any, in such pilot. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Key Operating and Financial Indicators from Continuing Operations

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(Unaudited - in thousands)
GAAP financial data:
Revenue (1)	$84,612	$88,875	$310,943	$399,978
Gross profit (2)	$4,795	$6,629	$11,947	$9,332
Net loss (3)	$(17,563)	$(66,281)	$(95,288)	$(187,297)
Non-GAAP financial data (4):
Retained premiums and fees	$16,557	$20,130	$62,766	$92,937
Adjusted gross profit	$7,755	$11,142	$23,620	$24,409
Ratio of adjusted gross profit to retained premiums and fees	47%	55%	38%	26%
Adjusted EBITDA	$(2,832)	$(10,740)	$(33,035)	$(99,932)

(1)	Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income.
(2)

Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.

(3)	Net loss is made up of the components of revenue and expenses.
(4)	Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures

Retained premiums and fees

The following table reconciles our continuing operations retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Revenue	$84,612	$88,875	$310,943	$399,978
Minus:
Premiums retained by agents	68,055	68,745	248,177	307,041
Retained premiums and fees	$16,557	$20,130	$62,766	$92,937
Minus:
Direct labor	2,862	5,126	13,286	37,312
Provision for claims	2,810	880	14,764	14,781
Depreciation and amortization	2,960	4,513	11,673	15,077
Other direct costs (1)	3,130	2,982	11,096	16,435
Gross Profit	$4,795	$6,629	$11,947	$9,332

(1)	Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit

The following table reconciles our continuing operations adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Gross Profit	$4,795	$6,629	$11,947	$9,332
Adjusted for:
Depreciation and amortization	2,960	4,513	11,673	15,077
Adjusted Gross Profit	$7,755	$11,142	$23,620	$24,409

Adjusted EBITDA

The following table reconciles our continuing operations adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Net loss (GAAP)	$(20,788)	$(109,418)	$(124,414)	$(302,209)
Adjusted for:
Depreciation and amortization	2,960	4,513	11,673	15,077
Interest expense	5,836	3,775	20,323	14,106
Income taxes	62	(1,712)	528	(1,055)
EBITDA	$(11,930)	$(102,842)	$(91,890)	$(274,081)
Adjusted for:
Loss from discontinued operations, net of taxes	3,225	43,137	29,126	114,912
Stock-based compensation	4,656	5,572	17,141	29,679
Severance and interim salary costs	828	9,434	10,287	16,130
Long-lived asset impairment	86	29,524	1,499	29,524
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(67)	(786)	(453)	(21,317)
Accelerated contract expense	—	5,221	1,268	5,221
Change in fair value of Local Sales Deferred Earnout	370	—	(13)	—
Adjusted EBITDA	$(2,832)	$(10,740)	$(33,035)	$(99,932)

The following table reconciles our continuing operations adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Adjusted Gross Profit	$7,755	$11,142	$23,620	$24,409
Minus:
Customer acquisition costs	1,573	2,785	7,071	19,486
Other indirect costs (1)	9,014	19,097	49,584	104,855
Adjusted EBITDA	$(2,832)	$(10,740)	$(33,035)	$(99,932)

(1)	Includes corporate support, research and development, and other operating costs.

Doma Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Year ended December 31,
(In thousands, except share and per share information)	2023	2022
Revenues:
Net premiums written (1)	$301,703	$385,253
Escrow, other title-related fees and other	3,342	11,694
Investment, dividend and other income	5,898	3,031
Total revenues	$310,943	$399,978

Expenses:
Premiums retained by agents (2)	$248,177	$307,041
Title examination expense	3,859	8,142
Provision for claims	14,764	14,781
Personnel costs	71,074	163,604
Other operating expenses	46,460	72,449
Long-lived asset impairment	1,499	29,524
Total operating expenses	$385,833	$595,541

Operating loss from continuing operations	$(74,890)	$(195,563)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	453	21,317
Interest expense	(20,323)	(14,106)
Loss from continuing operations before income taxes	$(94,760)	$(188,352)

Income tax benefit (expense)	(528)	1,055
Loss from continuing operations, net of taxes	$(95,288)	$(187,297)

Loss from discontinued operations, net of taxes	(29,126)	(114,912)

Net loss	$(124,414)	$(302,209)

Earnings per share:
Net loss from continuing operations per share attributable to stockholders - basic and diluted	$(7.14)	$(14.36)
Net loss per share attributable to stockholders - basic and diluted	$(9.32)	$(23.17)
Weighted average shares outstanding common stock - basic and diluted	13,342,913	13,041,337

(1)	Net premiums written includes revenues from a related party of $139.2 million and $134.9 million for the years ended December 31, 2023, and 2022, respectively.

(2)	Premiums retained by agents includes expenses associated with a related party of $112.0 million and $108.4 million during the years ended December 31, 2023, and 2022, respectively.

Doma Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,
(In thousands, except share information)	2023	2022
Assets
Cash and cash equivalents	$65,939	$78,450
Restricted cash	5,228	2,933
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $125 at December 31, 2023 and $440 at December 31, 2022)	18,179	90,328
Available-for-sale debt securities, at fair value (amortized cost of $58,516 at December 31, 2023 and $59,191 at December 31, 2022)	58,032	58,254
Mortgage loans	45	297
Total investments	$76,256	$148,879
Trade and other receivables (net of allowance for credit losses of $1,802 and $1,413 at December 31, 2023 and 2022, respectively)	24,452	20,541
Prepaid expenses, deposits and other assets	4,614	6,687
Lease right-of-use assets	4,175	4,724
Fixed assets (net of accumulated depreciation of $26,272 and $16,685 at December 31, 2023 and 2022, respectively)	30,945	37,024
Title plants	2,716	2,716
Goodwill	23,413	23,413
Assets held for disposal	2,563	53,141
Total assets	$240,301	$378,508

Liabilities and stockholders’ (deficit) equity
Accounts payable	$1,798	$2,407
Accrued expenses and other liabilities	12,700	23,347
Leases liabilities	8,838	10,793
Senior secured credit agreement, net of debt issuance costs and original issue discount	154,087	147,374
Liability for loss and loss adjustment expenses	81,894	81,873
Warrant liabilities	26	347
Sponsor Covered Shares liability	86	219
Liabilities held for disposal	6,783	30,356
Total liabilities	$266,212	$296,716

Commitments and contingencies

Stockholders’ (deficit) equity:
Common stock, 0.0001 par value; 80,000,000 shares authorized at December 31, 2023 and 2022; 13,524,203 and 13,165,919 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1	1
Additional paid-in capital	593,772	577,515
Accumulated deficit	(619,201)	(494,787)
Accumulated other comprehensive income	(483)	(937)
Total stockholders’ (deficit) equity	$(25,911)	$81,792
Total liabilities and stockholders’ (deficit) equity	$240,301	$378,508

Investor Contact: Dave DeHorn | Chief Strategy Officer and Interim Head of Investor Relations for Doma | ir@doma.com

SOURCE Doma Holdings, Inc.